Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of 4th Grade Films, Inc. (the "Registrant") on Form 10-K for the year ended June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), we, James Doolin and Shane Thueson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


Date:09/15/2009                  /S/ JAMES DOOLIN
                                --------------------------------------------
                                James Doolin, Principal Financial Officer
                                              President and Director

Date:09/15/2009                  /S/ SHANE THUESON
                                --------------------------------------------
                                Shane Thueson, Principal Executive Officer
                                                Vice President and Director